UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2007

METROPOLITAN HEALTH NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

0-28456	65-0635748
(Commission file number)	(I.R.S. Employer Identification No.)

250 Australian Avenue, Suite 400
West Palm Beach, FL 33401
(Address of principal executive offices, including zip code)

(561) 805-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR  230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2007, upon the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors of Metropolitan Health Networks, Inc. (the “Company”), the Board of Directors of the Company approved an increase in the base salary of Michael M. Earley, the Chairman and Chief Executive Officer of the Company, from $300,000 to $350,000. This increase in salary is effective as of July 1, 2007 and will be retroactively paid to Mr. Earley.

In addition, upon the recommendation of the Committee, the Board approved the 2008 base salaries for each of the named executive officers, as follows:

Name and Title	2008 Base Salary	Percentage Increase Over 2007 Base Salary
Michael M. Earley Chairman and Chief Executive Officer	$375,000	7.1%
Robert J. Sabo Chief Financial Officer	$270,000	8.0%
Roberto L. Palenzuela General Counsel and Secretary	$225,000	5.6%
Jose A. Guethon President, PSN	$320,000	6.7%

The new base salaries will become effective on January 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2007

METROPOLITAN HEALTH NETWORKS, INC. By: /s/ Roberto L. Palenzuela Roberto L. Palenzuela Secretary and General Counsel